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CYTOKINETICS ANNOUNCES ITS PARTICIPATION IN THE LAUNCH OF MYOKARDIA
THROUGH A RESEARCH COLLABORATION DIRECTED TO HYPERTROPHIC CARDIOMYOPATHIES

South San Francisco, CA, September 24, 2012 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced today that it is participating in the launch of MyoKardia, Inc., a start-up company that is focused to genetic heart disease. MyoKardia is being funded by Third Rock Ventures with a $38 million Series A financing. Contemporaneous with the launch of MyoKardia, Cytokinetics has entered into a research collaboration with the company. Under the agreement, MyoKardia will fund activities and personnel at Cytokinetics in connection with an agreed research plan. In addition, Cytokinetics has obtained an equity position in MyoKardia as consideration for an assignment of patent rights related to compounds and the licensing of enabling know-how, both associated with Cytokinetics’ cardiac sarcomere inhibitor program which is focused to the treatment of hypertrophic cardiomyopathies. Cytokinetics may also receive payments based on the achievement of preclinical, clinical and commercial milestones and may receive royalties on the sale of products that arise from the research.

The research collaboration with MyoKardia is amongst a series of recent transactions executed by Cytokinetics that are intended to moderate net spending and to ensure that the company can maintain its commitment to ongoing research. These focused collaborations are consistent with Cytokinetics’ strategy to monetize prior investments in proprietary programs and to attract external funding to advance its research alongside the company’s increased operational and financial commitment to the development of drug candidates that have arisen from its prior research activities. Consistent with this strategy, earlier in 2012, Cytokinetics announced a collaboration with Global Blood Therapeutics, another company funded by Third Rock Ventures, whose research is focused to blood diseases. In addition, Cytokinetics is conducting an ongoing joint research program with Amgen directed to next-generation cardiac sarcomere activators pursuant to the collaboration agreement executed by Cytokinetics and Amgen in 2006. Many of Cytokinetics’ research scientists are engaged in one or more of these collaborations, which also affords the company an opportunity to advance proprietary programs focused to muscle biology.

“We are pleased to announce our participation in the launch of MyoKardia through this innovative research collaboration. MyoKardia is an exciting biopharmaceutical company that is enabled in its start-up activities by expertise, infrastructure and intellectual property contributed by our company,” stated Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “This collaboration serves as another example of our successful strategy to reduce net spending directed to research activities while also ensuring we maintain the operational excellence that has successfully contributed to our pharmaceutical development programs that we are advancing in later-stage clinical trials. Cytokinetics is pleased to facilitate and engage a promising company that is focused to an exciting area of cardiovascular research. We look forward to collaborating with MyoKardia to advance compounds that arose from our prior research and that hold promise for patients.”

About Cytokinetics

Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and medical conditions. Cytokinetics’ lead drug candidate from its cardiac muscle contractility program, omecamtiv mecarbil, is in Phase II clinical development for the potential treatment of heart failure. Amgen Inc. holds an exclusive license worldwide (excluding Japan) to develop and commercialize omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercialization participation rights. Cytokinetics is independently developing tirasemtiv, a skeletal muscle activator, as a potential treatment for diseases and conditions associated with aging, muscle wasting or neuromuscular dysfunction. Tirasemtiv is currently the subject of a Phase II clinical trials program and has been granted orphan drug designation and fast track status by the U.S. Food and Drug Administration and orphan medicinal product designation by the European Medicines Agency for the potential treatment of amyotrophic lateral sclerosis, a debilitating disease of neuromuscular impairment in which treatment with tirasemtiv produced potentially clinically relevant pharmacodynamic effects in Phase II trials. Cytokinetics is also conducting research on compounds that inhibit smooth muscle contractility and which may be useful as potential treatments for diseases and conditions associated with excessive smooth muscle contraction, such as bronchoconstriction associated with asthma and chronic obstructive pulmonary disease. All of these drug candidates and potential drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities, the receipt of research funding and potential milestones and royalties from collaborations, and the properties and potential benefits of Cytokinetics’ drug candidates and compounds. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products on acceptable terms, if at all; Cytokinetics may be unable to enter into future collaboration agreements for its drug candidates and programs on acceptable terms, if at all; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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